                                                                    EXHIBIT 4.01


           REGISTRANT'S 2000 CLASS A EQUITY INCENTIVE PLAN AS AMENDED

                              ELECTRONIC ARTS INC.

                  2000 CLASS A EQUITY INCENTIVE PLAN AS AMENDED

            As adopted by the Board of Directors on January 27, 2000
                As approved by the Stockholders on March 22, 2000
                As amended by the Stockholders on August 1, 2001

     1. PURPOSE. The purpose of this Plan is to provide incentives to attract,
        -------
retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company's future performance through awards of Options and Restricted Stock. Capitalized terms not defined in the text are defined in Section 22.

     2. SHARES SUBJECT TO THE PLAN.
        --------------------------

          2.1 Number of Shares Available. Subject to Sections 2.2 and 17, the
              --------------------------
total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 12,200,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

          2.2 Adjustment of Shares. In the event that the number of outstanding
              --------------------
shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the number of Shares that may be granted pursuant to Sections 3 and 8 below, (c) the Exercise Prices of and number of Shares subject to outstanding Options, and (d) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

     3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to
        -----------
employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees and directors of the Company or any Parent or Subsidiary of the Company. No person will be eligible to receive more than 350,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 700,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

     4. ADMINISTRATION.
        --------------

          4.1 Committee Authority. This Plan will be administered by the
              -------------------
Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 8 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 8 hereof, the Committee will have the authority to:

          (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

          (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

          (c)  select persons to receive Awards;

          (d)  determine the form and terms of Awards;

          (e) determine the number of Shares or other consideration subject to Awards;

          (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

          (g)  grant waivers of Plan or Award conditions;

          (h)  determine the vesting, exercisability and payment of Awards;

          (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

          (j)  determine whether an Award has been earned; and

          (k) make all other determinations necessary or advisable for the administration of this Plan.


          4.2 Committee Discretion. Except for automatic grants to Outside
              --------------------
Directors pursuant to Section 8 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

     5. OPTIONS. The Committee may grant Options to eligible persons and will
        -------
determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISO") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

          5.1 Form of Option Grant. Each Option granted under this Plan will be
              --------------------
evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and, except as otherwise required by the terms of Section 8 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

          5.2 Date of Grant. The date of grant of an Option will be the date on
              -------------
which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

          5.3 Exercise Period. Options may be exercisable within the times or
              ---------------
upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

          5.4 Exercise Price. The Exercise Price of an Option will be determined
              --------------
by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 7 of this Plan.

          5.5 Method of Exercise. Options may be exercised only by delivery to
              ------------------
the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

          5.6 Termination. Notwithstanding the exercise periods set forth in the
              -----------
Stock Option Agreement, exercise of an Option will always be subject to the following:

          (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

          (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant's Disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

          (c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

          5.7 Limitations on Exercise. The Committee may specify a reasonable
              -----------------------
minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

          5.8 Limitations on ISO. The aggregate Fair Market Value (determined as
              ------------------
of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

          5.9 Modification, Extension or Renewal. The Committee may modify,
              ----------------------------------
extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under
Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

          5.10 No Disqualification. Notwithstanding any other provision in this
               -------------------
Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

     6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to
        ----------------
sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

          6.1 Form of Restricted Stock Award. All purchases under a Restricted
              ------------------------------
Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

          6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a
              --------------
Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 7 of this Plan.

          6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be
              --------------------------------
subject to such restrictions as the Committee May impose. These restrictions May be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

          6.4 Termination During Performance Period. If a Participant is
              -------------------------------------
terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

     7. PAYMENT FOR SHARE PURCHASES.
        ---------------------------

          7.1 Payment. Payment for Shares purchased pursuant to this Plan may be
              -------
made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

          (a) by cancellation of indebtedness of the Company to the Participant;s

          (b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

          (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code;

          (d) by waiver of compensation due or accrued to the Participant for services rendered;

          (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

               (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

               (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

          (f)  by any combination of the foregoing.

          7.2 Loan Guarantees. The Committee may help the Participant pay for
              ---------------
Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

     8. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.
        -------------------------------------

          8.1 Types of Options and Shares. Options granted under this Plan and
              ---------------------------
subject to this Section 8 shall be NQSOs.

          8.2 Eligibility. Options subject to this Section 8 shall be granted
              -----------
only to Outside Directors. Outside Directors shall also be eligible to receive option grants pursuant to Section 5 hereof at such times and on such conditions as determined by the Committee.

          8.3 Initial Grant. Each Outside Director who first becomes a member of
              -------------
the Board on or after the Effective Date will automatically be granted an Option for 25,000 Shares (an "Initial Grant") on the date such Outside Director first becomes a member of the Board.

          8.4 Succeeding Grants. Upon re-election to the Board at each Annual
              -----------------
Meeting of Stockholders, each Outside Director will automatically be granted an Option for 8,000 Shares (a "Succeeding Grant"); provided, however, that any such Outside Director who received an Initial Grant since the last Annual Meeting of Stockholders will receive a prorated Succeeding Grant to purchase a number of shares equal to 8,000 multiplied by a fraction whose numerator is the number of calendar months or portions thereof that the Outside Director has served since the date of the Initial Grant and whose denominator is twelve.

          8.5 Vesting. The date an Outside Director receives an Initial Grant or
              -------
a Succeeding Grant is referred to in this Plan as the "Start Date" for such Option.

          (a)  Initial Grants. Each Initial Grant will vest as to 2% of the
               --------------
               Shares on the Start Date for such Initial Grant, and as to an additional 2% of the Shares on the first day of each calendar month after the Start Date, so long as the Outside Director continuously remains a director of the Company.

          (b)  Succeeding Grants. Each Succeeding Grant will vest as to 2% of
               -----------------
               the Shares on the Start Date for such Succeeding Grant, and as to an additional 2% of the Shares on the first day of each calendar month after the Start Date, so long as the Outside Director continuously remains a director of the Company.

Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 17.1, the vesting of all options granted to Outside Directors pursuant to this Section 8 will accelerate and such options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any options not exercised within such three-month period shall expire.

          8.6 Exercise Price. The exercise price of an Option pursuant to an
              --------------
Initial Grant or Succeeding Grant shall be the Fair Market Value of the Shares at the time that the Option is granted.

          8.7 Deferral of Cash Compensation. Each Outside Director may elect to
              -----------------------------
reduce all or part of the cash compensation otherwise payable for services to be rendered by him as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares. Any such election shall be in writing and must be made before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter during the Outside Director's term. On such election, the cash compensation otherwise payable will be increased by 10% for purposes of determining the number of Shares to be credited to such Outside Director.

     If an Outside Director so elects to defer, there shall be credited to such Outside Director a number of Shares equal to the amount of the deferral (increased by 10% as described in the preceding sentence) divided by the fair market value as determined by the closing price on the Nasdaq National Market on the day in which the compensation would have been paid in the absence of a deferral election.

     9. WITHHOLDING TAXES.
        -----------------

          9.1 Withholding Generally. Whenever Shares are to be issued in
              ---------------------
satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

          9.2 Stock Withholding. When, under applicable tax laws, a Participant
              -----------------
incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

     10. TRANSFERABILITY.
         ---------------

          10.1 Except as otherwise provided in this Section 10, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

          10.2 All Awards other than NQSO's. All Awards other than NQSO's shall
               ----------------------------
be exercisable: (i) during the Participant's lifetime, only by (A) the Participant, or (B) the Participant's guardian or legal representative; and (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees.

          10.3 NQSOs. Unless otherwise restricted by the Committee, an NQSO
               -----
shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, (B) the Participant's guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by "permitted transfer;" and (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees. "Permitted transfer" means, as authorized by this Plan and the Committee in a Stock Option Agreement, any transfer effected by the Participant during the Participant's lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

     11. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
         -----------------------------------------------------

          11.1 Voting and Dividends. No Participant will have any of the rights
               --------------------
of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price pursuant to Section 11.3.

          11.2 Financial Statements. The Company will provide financial
               --------------------
statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

          11.3 Restrictions on Shares. At the discretion of the Committee, the
               ----------------------
Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be.

     12. CERTIFICATES. All certificates for Shares or other securities delivered
         ------------
under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

     13. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a
         ------------------------
Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

     14. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from
         -----------------------------
time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

     15. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be
         ----------------------------------------------
effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

     16. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted
         -----------------------
under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

     17. CORPORATE TRANSACTIONS.
         ----------------------

          17.1 Assumption or Replacement of Awards by Successor. Except for
               ------------------------------------------------
automatic grants to Outside Directors pursuant to Section 8 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 17.1, such Awards will accelerate and all Options will become exercisable in full prior to the consummation of such transaction at such time and on such conditions as the Committee will determine, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

          17.2 Other Treatment of Awards. Subject to any greater rights granted
               -------------------------
to Participants under the foregoing provisions of this Section 17, in the event of the occurrence of any transaction described in Section 17.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

          17.3 Assumption of Awards by the Company. The Company, from time to
               -----------------------------------
time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to
Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

     18. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on
         ---------------------------------
the date that it is adopted by the Board (the "Effective Date"). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that:
(a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

     19. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided
         --------------------------
herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

     20. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate
         --------------------------------
or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

     21. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the
         --------------------------
Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     22. DEFINITIONS. As used in this Plan, the following terms will have the
         -----------
following meanings:

          "Award" means any award under this Plan, including any Option or Restricted Stock.

          "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

          "Board" means the Board of Directors of the Company.

          "Cause" means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation Committee of the Board.

          "Company" means Electronic Arts Inc. or any successor corporation.

          "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

          "Fair Market Value" means, as of any date, the value of a share of the Company's Class A Common Stock determined as follows:

          (a) if such Class A Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

          (b) if such Class A Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

          (c) if such Class A Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

          (d) if none of the foregoing is applicable, by the Committee in good faith.

          "Family Member" includes any of the following:

          (a) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

          (b) any person (other than a tenant or employee) sharing the Participant's household;

          (c) a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

          (d) a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

          (e) any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

          "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Class A Common Stock are subject to
Section 16 of the Exchange Act.

          "Option" means an award of an option to purchase Shares pursuant to
Section 5.

          "Outside Director" means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

          "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "Participant" means a person who receives an Award under this Plan.

          "Performance Factors" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

          (a)  Net revenue and/or net revenue growth;

          (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

          (c)  Operating income and/or operating income growth;

          (d)  Net income and/or net income growth;

          (e)  Earnings per share and/or earnings per share growth;

          (f)  Total stockholder return and/or total stockholder return growth;

          (g)  Return on equity;

          (h)  Operating cash flow return on income;

          (i)  Adjusted operating cash flow return on income;

          (j)  Economic value added; and

          (k)  Individual confidential business objectives.

          "Performance Period" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.

          "Plan" means this EA.com 2000 Equity Incentive Plan, as amended from time to time.

          "Restricted Stock Award" means an award of Shares pursuant to Section
6.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933 Act, as amended.

          "Shares" means shares of the Company's Class A Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 17, and any successor security.

          "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of
(i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

          "Unvested Shares" means "Unvested Shares" as defined in the Award Agreement.

          "Vested Shares" means "Vested Shares" as defined in the Award
Agreement.

                        [LETTER HEAD OF ELECTRONIC ARTS]

================================================================================

                  2000 CLASS A EQUITY INCENTIVE PLAN AS AMENDED

================================================================================

--------------------------------------------------------------------------------
            AS ADOPTED BY THE BOARD OF DIRECTORS ON JANUARY 27, 2000
                AS APPROVED BY THE STOCKHOLDERS ON MARCH 22, 2000
                AS AMENDED BY THE STOCKHOLDERS ON AUGUST 1, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   12,200,000
                              Class A Common Stock
                                 $.01 par value
--------------------------------------------------------------------------------

     Electronic Arts Inc., a Delaware corporation (the "Company"), is offering an aggregate of 12,200,000 shares of its authorized but unissued Class A Common Stock to the Company's employees, officers and directors or any Parent or Subsidiary of the Company pursuant to the terms and conditions of the Company's 2000 Class A Equity Incentive Plan as amended, (the "Class A Plan") as described herein.

          THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION NOR HAS ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  INTRODUCTION

     This document relates to unexercised options to purchase shares of Class A common stock of the Company granted or to be granted to the employees, officers and directors of the Company under the Class A Plan. A registration statement with respect to such shares of Class A common stock (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "SEC").

     Additional information about the Class A Plan and the administrators can be obtained by contacting The Stock Administration Department (650.628.1500). The address of the Company is 209 Redwood Shores Parkway, Redwood City, CA 94065.

          ------------------------------------------------------------
                     QUESTION AND ANSWERS ABOUT THE OPTIONS
          ------------------------------------------------------------

1.   What is the history of the Class A Plan?

     The Class A Plan was adopted by the Company's Board of Directors on January 27, 2000, was approved by the Company's stockholders on March 22, 2000 and amended on August 2, 2001. Options may be granted pursuant to the Class A Plan until January, 2010.

2.   What is the purpose of the Class A Plan?

     The purpose of the Class A Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering such persons, like yourself, an opportunity to participate in the Company's future performance through awards of Options and Restricted Stock.

3.   Who is eligible to participate?

     Employees, officers and directors of the Company, its parent, if any, and its subsidiaries may receive options under the Class A Plan. The Company's Board, in its discretion, determines which eligible individuals will receive options under the Class A Plan.

4.   What kind of options are there?

     The Company can grant two kinds of options:

     (a) "Nonqualified Stock Options" or "NQSOs," where you will have to pay tax at the time of exercise on the difference between the exercise price and the fair market value, and where such difference is taxed at ordinary income rates; and

     (b) "Incentive Stock Options" or "ISOs," where you may defer paying tax on the difference between the exercise price and the fair market value from the time of exercise until the stock is sold (assuming certain holding period requirements are met), and where the gain from the sale is taxed as capital gain.

     Because ISOs have tax advantages, they are generally subject to more legal restrictions than NQSOs. The primary restrictions on ISOs and the differences between ISOs and NQSOs are discussed in a number of the answers in this Prospectus and in "Tax Information and ERISA," below.

5.   What kind of options can I get?

     If you are an employee of the Company, its parent or its subsidiaries, you may get ISOs, NQSOs or both. If you are a non-employee director of the Company, its parent or its subsidiaries or affiliated corporations, you may only receive NQSOs.

6.   Can I hold more than one option?

     Yes.

7.   Is there a limit to the number or size of options I can get?

     No person will be eligible to receive more than 350,000 Shares in any calendar year under a Class A Plan option Award unless they are a new employee. New employees, who may also be an officer or director of the Company, are eligible to receive up to a maximum of 700,000 Shares in the calendar year in which they commence their employment With respect to ISOs, the Class A Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares that may first become exercisable in any calendar year to not more than $100,000.

8.   When can I exercise options?

     The Board determines the exercisability of each option at the date of grant. Only vested options may be exercised. The exercisability of your options is set forth on the first page of your option grant or option agreement as well as your vesting schedule. It is customary for first time options granted under the Class A Plan to vest at the rate of 2% per month beginning the month of employment for 50 months and to be exercisable after 1 year of continuous employment. However the Board determines all vesting schedules at the date of grant.

9.   How long do I have to exercise?

     Most options must be exercised within ten years after the option grant date for the Class A Plan. If you own ten percent or more of the Company's outstanding stock, your ISO under the Class A Plan will be granted for a term not to exceed five years. Again, the Board determines the term of each option at the date of grant (up to a maximum of ten years). The term of your option is set forth on the first page of your option grant agreement.

10.  What determines my exercise price?

     The Board determines the exercise price of each option. This price is stated in your option grant or agreement and the Class A Plan states the price may not be less that 85% of the Fair Market Value on the date of grant. All ISO grants may not be less than 100% of the Fair Market Value on the date of grant. If you own ten percent or more of the Company's outstanding stock, your option will be granted at an exercise price equal to at least 110% of the fair market value of the shares at the time your option is granted. Fair market value is currently determined by the closing bid price of the Company's Class A common stock on the NASDAQ National Market System on the date of grant.

11.  How do I exercise my options?

     To exercise an option, you must deliver to the Stock Administration department of the Company (a) a copy of the Stock Option Exercise Notice and Agreement under the Class A Plan signed by you, and (b) full cash payment (U. S. dollars) for the shares being purchased or, when authorized by the Board at the time of the grant of the option under the Class A Plan, shares of fully paid Class A common stock of the Company or certain other forms of payment. The Company will then issue a certificate representing the shares purchased.

12.  Are there any restrictions on the resale of  shares I purchase?

     Generally, the Class A Plan does not impose any restrictions on the resale of shares of Class A common stock purchased. The Registration Statement filed by the Company also satisfies most federal securities laws requirements with respect to the resale of such shares. However, the shares purchased under the Class A Plan may be subject to certain restrictions on transfer in the event that the Company completes a registered public offering of its securities and all shares are subject to resale restrictions imposed by securities laws in the state(s) where you and your purchaser live. (There are presently no restrictions imposed by California law.) In addition, if you are an affiliate of the Company, you may not resell under the Registration Statement any shares purchased on exercise of options. Such resales must be registered in a separate registration statement or be effected in accordance with Rule 144 or another available exemption under the 1933 Act. In addition, there may be tax consequences associated with the sale or other disposition of shares. See "Tax Information and ERISA--Tax Treatment of the Optionee," below.

13.  Can I transfer my options?

     Generally, no. Any Award granted under this Plan, other than NQSOs, cannot be transferred or assigned by you, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee.

     NQSOs. Unless otherwise restricted by the Committee, an NQSO shall be
     -----
exercisable: (i) during your lifetime only by (A) you, (B) your guardian or legal representative, (C) a member of your family who has acquired the NQSO by "permitted transfer;" and (ii) after your death, by your legal representative.

     "Permitted transfer" means, as authorized by this Plan and the Committee in a Stock Option Agreement, any transfer by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

14.  What happens if I leave the Company?

     In the event that your relationship with the Company is terminated for any reason other than your death or disability, you will have the right to exercise your options, to the extent (and only to the extent) that they would have been exercisable upon the date of termination, within three (3) months after the date of termination (or such shorter time period as may be specified in the Grant).

     In the event that your relationship with the Company is terminated because of death or disability, you or your legal representative will have the right to exercise your options, to the extent (and only to the extent) that they would have been exercisable upon the date of termination, within twelve (12) months after the date of termination (or such shorter time period as may be specified in the Grant) but in any event no later than the expiration date of the Options.

     However, if your relationship with the Company is terminated for Cause, you, your legal representative or such other person who may then hold your Option, shall not be entitled to exercise your option. In making this determination, the Board will give you an opportunity to present to the Board evidence on your behalf. For the purposes of this paragraph, termination of service shall be deemed to occur on the date when the Company gives you notice that your service is terminated.

     The Committee will have the sole discretion to determine whether you have ceased to provide services and the effective date on which you ceased to provide services.

15.  Is the option an employment contract?

     No. The option grant or agreement does not impose any obligation whatsoever upon you or the Company to continue your relationship with the Company. Such relationship is terminable at will by you or the Company.

16.  Do my options get adjusted for future events?

     If the Company issues additional securities to raise more capital, no adjustments will be made. However, if there is a stock split, stock dividend or similar change in the Company's capital structure without receipt of consideration by the Company, the number of shares subject to and the exercise price of your options will be adjusted accordingly. The number of shares reserved under the Class A Plan will also be proportionately adjusted.

17.  What happens in a merger or consolidation?

     For any options granted under the Class A Plan, (other than "Automatic Grants to Outside Directors"), if there is a merger or consolidation in which the Company is not the surviving entity, or if the Company dissolves or sells substantially all of its assets or completes a "corporate transaction" under
Section 425(a) of the Internal Revenue Code of 1986, as amended (the "Code"), then your options may be assumed by the successor corporation. If the successor corporation, if any, refuses to assume the options or substitute equivalent options, the options may accelerate and become immediately exercisable at times and on terms that the Board determines.

18.  What happens to unexercised, expired options?

     If your option granted under the Class A Plan is terminated for any reason without being exercised in whole or in part or if it expires according to its terms, the shares thereby released from your option will become available again under the Class A Plan.

19.  How are the Options administered?

     The Class A Plan is administered by the Compensation Committee of the Board of Directors of the Company (referred to, along with the Board of Directors, as the "Board" or the "Committee" as the context requires), whose address is the same as that of the Company's principal executive offices. The Board designates the optionees, exercise prices, vesting schedule, exercise periods and dates of grants. The members of the Compensation Committee receive a yearly fee; no additional compensation is paid for administering the Class A Plan. The Company bears all expenses in connection with administration of the Class A Plan.

20.  Are there other Awards under the Class A Plan?

     Automatic Grants to Outside Directors. Under the Class A Plan, non-employee
     -------------------------------------
Directors receive a NQSO to purchase 8,000 shares upon re-election. New Directors would receive a grant of 25,000 shares, under the Class A Plan. Non-employee Directors may elect to receive all or part of their cash compensation in the Company's Class A common stock.

     Restricted Stock. The Committee from time to time may offer to an eligible
     ----------------
person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (which must be 100% of the Fair Market Value to a Ten Percent Stockholder), the restrictions to which the Shares will be subject and all other terms and conditions of the Award as determined in the Class A Plan.

21.  Who is on the Compensation Committee?

     The Compensation Committee currently consists of Mr. Richard Asher, Mr. William J. Byron and Mr. Daniel H. Case III, each of whom is an outside director of the Company and is an affiliate of the Company. Other than as disclosed herein (including disclosures in material incorporated by reference herein), members of the Compensation Committee that administer the Class A Plan have no material relationships with the Company, its employees or its affiliates.

22.  Who elects the Board and the Compensation Committee?

     The members of the full Board are elected each year at the Company's annual meeting of stockholders and serve until the next annual meeting or until their successors are elected and qualified. The stockholders may remove members of the full Board from office by following certain voting procedures set forth in the Company's By-laws and applicable corporate law. The members of the Compensation Committee are chosen by the full Board and serve at its discretion.

23.  What if there is a dispute concerning the Class A Plan?

     Subject to the provisions of the Class A Plan, the Compensation Committee has the authority to construe and interpret any of the provisions of the Class A Plan or any options granted thereunder. Such interpretations are binding on the Company and on you. Members of the Board can be contacted by writing to them at the Company's principal executive offices to the attention of the Stock Administration department.

24.  How can the Class A Plan change?

     Subject to the terms and conditions of the Class A Plan and applicable law, the Board may modify, extend or renew outstanding options. The Board may terminate or amend the Class A Plan in any respect provided it does not, without stockholder approval, amend the Class A Plan in any manner that requires such stockholder approval pursuant to the Code or the Securities Exchange Act of 1934, as amended (the "1934 Act") (including Rule 16b-3 promulgated thereunder). Currently, this means that the Board must have stockholder approval among other things, to increase the number of shares available under the Class A Plan, to change the class of persons eligible to receive options or to make a change that materially increases the benefits accruing to Class A Plan participants.

25.  Can I get additional information about the Class A Plan and my options?

     The full text of the Class A Plan is available electronically at the Company's internal web site or by contacting Stock Administration. These questions and answers are simply a guide to the principal provisions of the Class A Plan and are qualified in their entirety by the wording of those documents.

     You may also contact the Company's Stock Administration department with any specific questions you may have regarding the Class A Plan or your individual options or to request a report summarizing the amount and status of your options.

26.  Can I receive information provided to stockholders?

     Yes. If you are an optionee under the Class A Plan, material sent by the Company to its stockholders is available to you by contacting the Stock Administration department at the Company's headquarters.

                            TAX INFORMATION AND ERISA

Introduction

     THE FOLLOWING DESCRIPTION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH PARTICIPATION IN THE Class A Plan IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS AS OF THE DATE OF THIS DOCUMENT. BECAUSE THE CURRENTLY APPLICABLE RULES ARE COMPLEX AND THE TAX LAWS JUNE CHANGE AND BECAUSE INCOME TAX CONSEQUENCES JUNE VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PARTICIPANT, EACH PARTICIPANT SHOULD CONSULT A TAX ADVISOR CONCERNING FEDERAL (AND ANY STATE AND LOCAL) INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE Class A Plan. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO DESCRIBE STATE OR LOCAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES FOR PARTICIPANTS IN COUNTRIES OTHER THAN THE UNITED STATES.

     SPECIAL TAX RULES APPLY TO OFFICERS AND DIRECTORS OF THE COMPANY. SEE "SPECIAL CONSIDERATIONS FOR OFFICERS AND DIRECTORS," BELOW.

         Options so designated under the Class A Plan are intended to qualify as ISOs. All options that are not designated as ISOs are intended to be NQSOs. The Class A Plan is not qualified under Section 401(a) of the Code.

Tax Treatment of the Optionee

     Incentive Stock Options. The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the optionee is subject to the alternative minimum tax described below). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition up to the difference between the value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

     Alternative Minimum Tax. The difference between the fair market value of ISO Shares (measured as of the date of exercise) and the amount paid for the ISO Shares is an adjustment to income for purposes of the alternative minimum tax. The alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is 26% on an individual taxpayer's alternative minimum taxable income up to $175,000, and 28% above that dollar amount. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no alternative minimum tax adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares. Special rules apply where all or a portion of the exercise price is paid by tendering shares of Class A common stock.

     Nonqualifying Stock Options. An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee's purchase price. The included amount will be treated as ordinary income by the optionee and may be subject to income tax withholding by the Company (either by payment in cash or withholding out of the optionee's salary). Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. Special rules apply where all or a portion of the exercise price is paid by tendering shares of Class A common stock.

     Revenue Reconciliation Act of 1993. The Revenue Reconciliation Act of 1993 increased the alternative minimum tax from 24% to 26% on an individual taxpayer's alternative minimum taxable income up to $175,000, and to 28% above that dollar amount. 1933 Act also raised the exemption amount from $40,000 to $45,000 in the case of a joint return. These changes were effective for taxable years ending after December 31, 1992.

     Special Consideration for Officers and Directors. Following is a discussion of certain tax rules applicable to officers and directors of the Company. Officers and directors should consult their tax advisors regarding these issues.

     ISOs. If an optionee is an officer or director of the Company who is potentially subject to short-swing profits liability under Section 16(b) of the 1934 Act, ISO Shares that are purchased on exercise of an ISO less than six months after the date of grant will be subject to special tax rules. Thus, in the case of a disqualifying disposition the optionee will recognize ordinary income equal to the difference between the fair market value of the ISO Shares on the date six months after the date of grant (or, if less, the amount realized on the sale of the ISO Shares) and the option exercise price unless the optionee makes an election under Section 83(b) of the Code (an "83(b) election"). If the optionee makes an 83(b) election the ordinary income is equal to the difference between the fair market value on the date of exercise (or, if less, the amount realized on the sale if the ISO Shares) and the option exercise price. Moreover, for alternative minimum tax calculation purposes, unless the optionee makes an 83(b) election, the adjustment to income will be based on the difference between fair market value of the ISO Shares on the date six months after the date of grant and the option exercise price.

     NQSOs. In the event of the exercise of an NQSO less than six months after the date of grant, the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date six months after the date of grant and the option exercise price unless the optionee makes an 83(b) election. If the optionee makes an 83(b) election, the optionee will include in income as compensation an amount equal to the difference between the fair market value on the date of exercise and the option exercise price.

     Exercises Within Six Months of a Section 16(b) Purchase. If an optionee exercises an option more than six months from the date of grant but within six months from the date of a prior purchase that does not constitute an exempt purchase under Section 16(b) of the 1934 Act, it may be possible to take the position that such prior purchase permits the optionee to defer the ordinary income (or, with respect to ISOs, any adjustment to income for alternative minimum tax purposes) until six months from the date of the prior purchase. However, it is not clear at this time whether the Internal Revenue Service would agree with this position.

     Officers and directors should consult their tax advisors regarding these issues and the advisability of filing an 83(b) election.

Tax Treatment of the Company

     The Company will be entitled to a deduction in connection with the exercise of an NQSO by a domestic employee or director to the extent that the optionee recognizes ordinary income. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA

     The Company believes that the Plans are not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

                     AVAILABILITY OF ADDITIONAL INFORMATION

     The Company filed the Registration Statement with the SEC with respect to the shares issuable pursuant to the exercise of options granted under the Class A Plan. The Registration Statement incorporates by reference the following documents:

     (a) The Registrant's latest annual report filed pursuant to Section 13 or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the 1933 Act (the "1933 Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

     (c) The description of the Registrant's Class A common stock contained in the Registrant's Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     The Company will provide to you, upon written or oral request and without charge: (1) a copy of any document incorporated by reference in the Registration Statement (not including exhibits to such document unless such exhibits are specifically incorporated by reference into such document); (2) a copy of the Company's most recent Annual Report to Shareholders (or such alternative document as Rule 428(b)(2) under the 1933 Act permits); (3) a copy of all reports, proxy statements and other communications distributed by the Company to its stockholders generally; and (4) a copy of all documents that constitute a part of the prospectus required to be delivered to each Plan participant. Please direct all requests to the Stock Administration department at the Company's headquarters.

                                                          Emp#:_______; Class: A
                                                          Grant#: _______
                                                          Location:______

                              ELECTRONIC ARTS INC.
                         NONQUALIFIED STOCK OPTION GRANT

     Electronic Arts Inc., a Delaware corporation, (the "Company") hereby grants to the optionee named below (the "Optionee"), a non-qualified stock option (the "Option") under the Company's 2000 Class A Equity Incentive Plan as amended (the "Plan"), to purchase the total number of shares set forth below of Class A common stock of the Company (the "Option Shares") at the exercise price per share set forth below (the "Exercise Price"). The option is subject to all the terms and conditions of the Nonqualified Stock Option Grant including the terms and conditions contained in the attached Appendix A (the "Grant") and the Plan, the provisions of which are incorporated herein by reference. The principal features of the option are as follows:

Optionee:
            -----------------------------------------------------

Address:
            -----------------------------------------------------

Number of Option Shares:                      Exercise Price per Share:
                           ---------                                    --------

Date of Grant:                                Expiration Date:
                           ---------                                    --------

Vest Start Date:
                           ---------

     Subject to the terms and conditions of the Plan and the Grant, the Option shall vest 2% per month for 50 months on the 1st day of each calendar month until the earlier of (1) the date the option becomes fully vested or (2) the date the optionee ceases to be employed. Optionee may first exercise the Option with respect to the vested Option Shares on the first day of the 12th month from Vest Start Date. Optionee may then exercise the Option with respect to vested Option Shares at any time until expiration or termination.

     An optionee shall be deemed to have worked a calendar month if optionee has worked any portion of that month. Only vested options may be exercised. Vesting will be suspended during any unpaid leave of absence.

     PLEASE READ ALL OF APPENDIX A WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE OPTION.

ELECTRONIC ARTS INC.

/s/ E. Stanton McKee, Jr.
---------------------------------------------
E. Stanton McKee, Jr.
EVP, Chief Financial and Administrative Officer

ACCEPTANCE

Optionee hereby acknowledges that a copy of the Plan and a copy of the Prospectus as amended are available upon request from the Stock Administration department and can also be accessed electronically. Optionee represents that Optionee has read and understands the terms and conditions thereof, and accepts the Option subject to all the terms and conditions of the Plan and the Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option and that Optionee should consult a tax adviser prior to such exercise.


_________________________________
Optionee

                                                                      Appendix A
                                                                      ----------

                              ELECTRONIC ARTS INC.
          Nonqualified Stock Option (the "Option") Terms and Conditions
            Under the 2000 Class A Equity Incentive Plan, as amended

1. Form of Option Grant. Each Option granted under the Plan shall be evidenced
   --------------------
by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of the Plan.

2. Date of Grant. The date of grant of the Option shall be the date on which the
   -------------
Committee makes the determination to grant such Option unless otherwise specified by the committee. The Grant representing the Option will be delivered to Optionee within a reasonable time after the granting of the Option. Copies of the Plan and Prospectus are available electronically at http://www.ea.com/legal and can also be obtained by contacting the Stock Administration Department.

3. Exercise Price. The exercise price of the Option shall be determined by the
   --------------
Committee on the date the Option is granted; provided that the exercise price of the Option shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

4. Exercise Period. Options shall be exercisable within the times or upon the
   ---------------
events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

5. Restrictions on Exercise. Exercise of the Option is subject to the following
   ------------------------
limitations:

     (a) The Option may not be exercised until the Plan has been approved by the stockholders of the Company as set forth in the Plan.

     (b) The Option may not be exercised unless such exercise is in compliance with the 1933 Act, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed, as they are in effect on the date of exercise.

     (c) The Option may be exercised even if there is outstanding, within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954, as amended (the "Code"), any incentive stock option to purchase stock of the Company or its Parent or Subsidiary (as defined in the plan) that was granted to the Optionee before the grant of the Option.

6. Termination of Option.
   ---------------------

     (a) Except as provided in this section, the Option shall terminate in whole if Optionee ceases to be an employee of the Company and may not be exercised to the extent terminated. If the Optionee ceases to be an employee of the Company for any reason except by death or disability, the Option, to the extent it is exercisable on the date on which the Optionee ceases to be an employee (the "Termination Date"), may be exercised by the Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date.

          (i) An Optionee shall be deemed to be a "full time" employee if Optionee works not less than 40 hours per week, unless prevailed upon by local law.

          (ii) Except as to the number of Option Shares for which the Option terminates in accordance with subsection (a)(iii) below, the Option shall continue to vest with respect to Option Shares in equal monthly amounts from the termination date to the time the Optionee has been continuously employed 50 calendar months from the vest start date set forth in the Grant.

          (iii) The number of Option Shares for which the Option shall terminate in accordance with this Paragraph will be determined by multiplying the total number of Option Shares by the following fraction:

              40 minus [number of hours regularly worked per week]
              ----------------------------------------------------
                                       40

     (b) If the Optionee's employment with the Company is terminated because of the death of the Optionee or disability of the Optionee within the meaning of
Section 22(e)(3) of the Code, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve months after the Termination Date, but in any event no later than the Expiration Date.

     (c) Notwithstanding the provisions in Paragraph 6(a) above, if the Optionee's employment with the Company is terminated for Cause, the Option with respect to any Shares whatsoever, after termination of service, may not be exercised.

     (d) Nothing in the Plan or the Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

7. Manner of Exercise.
   -------------------

     (a) The Option shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit A, or in such other form as may be
                                      ---------
approved by the Board of Directors of the Company, which shall set forth the Optionee's election to exercise the Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

     (b) Such notice shall be accompanied by full payment of the Exercise Price
(i) in cash; (ii) by tender of shares of Common Stock of the Company having a fair market value equal to the Exercise Price; or (iii) a combination of the foregoing, provided that a portion of the exercise price equal to the par value of the Shares, if any, must be paid in cash or other legal consideration.

     (c) Prior to the issuance of the Option Shares upon exercise of the Option, the Optionee must pay or make adequate provision for any applicable federal, state, or provincial withholding obligations of the Company.

     (d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee's legal representative.

8. Compliance with Laws and Regulations. The issuance and transfer of Option
   ------------------------------------
Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of such issuance or transfer.

9. Nontransferability of Option. The Option may not be transferred in any manner
   ----------------------------
other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

10. Tax Consequences. Set forth below is a brief summary as of the date the form
    ----------------
of grant was adopted of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. Additional information is included in the Prospectus for the Plan, as amended. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

     (a) Exercise. Upon exercise, Optionee will recognize compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

     (b) Disposition of the Shares. For federal tax purposes, if the Shares are held for less than twelve (12) months after the date of transfer of the Shares pursuant to the exercise of a nonqualified stock option, any gain realized on the disposition of the Shares will be treated as a short-term capital gain. If the Shares are held for more than twelve (12) months any such gain will be treated as long-term capital gain.

11. Interpretation. Any dispute regarding the interpretation of this agreement
    --------------
shall be submitted by Optionee or the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

12. Entire Agreement. The Exercise Notice and Agreement attached as Exhibit A
    ----------------
and the Plan available upon request from the Stock Administration department and also accessible electronically is incorporated herein by reference. The Grant, the Plan and the Exercise Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                                    EXHIBIT A
                   STOCK OPTION EXERCISE NOTICE AND AGREEMENT

Electronic Arts Inc.
209 Redwood Shores Parkway
Redwood City, Ca 94065

Attention:  Stock Administrator

     1. Exercise of Option. The undersigned ("Optionee") hereby elects to
        ------------------
exercise Optionee's option to purchase shares of the Common Stock (the "Option Shares") of Electronic Arts Inc. (the "Company") under and pursuant to the Company's 2000 Class A Equity Incentive Plan as amended, (the "Plan") and the stock option grant dated (the "Grant"). The terms and conditions of the Plan and the Grant are hereby incorporated into and made a part of this Agreement by this reference.

     2. Representations of Optionee. Optionee hereby acknowledges, represents
        ---------------------------
and warrants that Optionee has received, read and understood the Plan and the Grant and will abide by and be bound by their terms and conditions.

     3. Compliance with Securities Laws. Optionee understands and acknowledges
        -------------------------------
that the exercise of any rights to purchase any Option Shares is expressly conditioned upon compliance with the 1933 Act, the Exchange Act of 1934, the requirements of any stock exchange or national market system on which the Company's stock may be listed, and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

     4. Stop Transfer Notices. Optionee understands and agrees that the Company
        ---------------------
may issue appropriate "stop transfer" instructions to its transfer agent to ensure compliance with the restrictions on transfer.

     5. Tax Consequences. Optionee understands that Optionee may suffer adverse
        ----------------
tax consequences as a result of Optionee's purchase or disposition of the Option Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Option Shares and that Optionee is not relying on the Company for any tax advice.

     6. Delivery of Payment. Optionee (or Optionee's broker acting as agent)
        -------------------
herewith delivers to the Company the aggregate purchase price of the Option Shares that Optionee has elected to purchase, in cash (by check payable to Electronic Arts Inc.) in the amount of $________________, receipt of which is acknowledged by the Company.

Submitted by:                                   Accepted by:

OPTIONEE:                                       ELECTRONIC ARTS INC.
          ----------------------------------
                  (Print Name)

                                                By:
--------------------------------------------        ----------------------------
                  (Signature)

                                                Its: Senior Vice President,
                                                     ----------------------
                                                     General Counsel
                                                     ---------------

Dated:                                      Dated:
        ----------                                   ------------------